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Exhibit 99.26
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
Contact:       Jerry B. Hook, Ph.D.                  Martin Rose, M.D., J.D.
               Chairman, President & CEO             Vice President, Clinical & Regulatory Affairs
               Sparta Pharmaceuticals, Inc.          Sparta Pharmaceuticals, Inc.
               (215) 442-1700, Ext. 205              (215) 442-1700, Ext. 219
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FOR IMMEDIATE RELEASE


              Sparta Pharmaceuticals, Inc. Signs Drug Delivery Pact
                        with Schering-Plough Corporation
              -----------------------------------------------------

              Spartaject(TM) Technology to be applied to TEMODAL(R)

Horsham, PA, April 22, 1998, Sparta Pharmaceuticals, Inc. (NASDAQ: SPTA, SPTAU, SPTAW, SPTAZ AND SPTAL) signed a license agreement with Schering-Plough Corporation (NYSE: SGP) for the use of Sparta's Spartaject(TM) technology. Spartaject will be applied to Schering-Plough's oral anticancer agent, TEMODAL(R) (temozolomide), which is currently in development for the treatment of patients with recurrent malignant gliomas, such as gliobastoma multiforme and anaplastic astrocytoma.

Sparta's Spartaject technology is a drug delivery system that allows poorly water soluble and water insoluble compounds to be given by injection. The Spartaject technology encapsulates fine particles of a specified insoluble drug with a fatty (phospholipid) layer, permitting the creation of a suspension of the drug, and allowing its intravenous injection without the use of potentially toxic solubilizing agents. Sparta originally licensed the technology from RTP Pharma (Montreal). An advantage of the Spartaject technology is that it has the potential to be incorporated for use with many other drugs that are already FDA approved, yet only available by oral delivery. Currently, Phase I trials are underway in the US and UK using Spartaject(TM) busulfan, a product developed by Sparta.

TEMODAL is an oral cytotoxic chemotherapeutic agent with demonstrated antitumor activity. Schering-Plough has exclusive worldwide rights to market temozolomide through a licensing agreement with Cancer Research Campaign Technology, Ltd., of the United Kingdom.

Sparta believes application of Spartaject to TEMODAL may allow for intravenous administration in patients that require high concentration levels in the blood and/or for the administration of TEMODAL in localized areas in direct contact with certain tumors.

Dr. Jerry B. Hook, Sparta's Chairman, President and CEO commented, " We are pleased to be working with Schering-Plough in this effort to expand the TEMODAL product line. Spartaject Technology has proven to be an effective and potentially less toxic delivery system for water insoluble compounds. Our preliminary work with temozolomide has encouraged both companies to move forward with this project."



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Sparta will receive up-front licensing fees, milestone payments and royalties on sales. QED Technologies of Malvern, PA acted as an advisor to Sparta in this transaction.

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are made based on management's current expectations and beliefs, and actual results may vary from those currently anticipated based upon a number of factors, including uncertainties inherent in the drug development process, including the success and timing of clinical trials and the receipt of necessary approvals by the FDA. The Company undertakes no obligation to release publicly any revisions which may be made to reflect events or circumstances after the date hereof.

Sparta is a development stage pharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases including cancer, cardiovascular disorders, chronic metabolic diseases and inflammation. The Company has focused on acquiring compounds that have been previously tested in humans and animals and technologies that may improve the delivery or effectiveness of previously tested, and in some cases marketed, drugs. Sparta's portfolio of compounds in development includes four potential oncology products and one for the treatment of Type II diabetes in clinical trials and an emerging platform technology in recombinant and small molecule protease inhibitors.

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